                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ORLEANS HOMEBUILDERS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
    ____________________________________________________________

2)  Aggregate number of securities to which transaction applies:
    ____________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    ____________________________________________________________

5) Total fee paid:
    ____________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount previously paid:
    ____________________________________________________________

2)  Form, Schedule or Registration Statement No.:
    ____________________________________________________________

3)  Filing Party:
    ____________________________________________________________

4)  Date Filed:
    ____________________________________________________________

                                  _____________

                           ORLEANS HOMEBUILDERS, INC.
                         ONE GREENWOOD SQUARE, SUITE 101
                                3333 STREET ROAD
                          BENSALEM, PENNSYLVANIA 19020

                                  _____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 1, 2005

                                  _____________

To the Stockholders of Orleans Homebuilders, Inc.:

         The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the "Company") will be held on Thursday, December 1, 2005 at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room
5), for the following purposes:

         1. Election of directors; and

         2. Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

         The board of directors has fixed the close of business on October 18, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE EVEN IF YOU PLAN TO ATTEND THE MEETING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, AND ANY STOCKHOLDER WHO IS PRESENT AT THE MEETING MAY WITHDRAW THE PROXY AND VOTE IN PERSON. STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKER (IN "STREET NAME") SHOULD FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THEIR BROKER.

October 27, 2005

                                By Order of the Board of Directors

                                JOSEPH A. SANTANGELO,
                                Secretary-Treasurer and Chief Financial Officer

                           ORLEANS HOMEBUILDERS, INC.

                             CORPORATE HEADQUARTERS:

                         ONE GREENWOOD SQUARE, SUITE 101
                                3333 STREET ROAD
                          BENSALEM, PENNSYLVANIA 19020
                        TELEPHONE NUMBER: (215) 245-7500

                                 ______________

                                 PROXY STATEMENT

                                  _____________

         This proxy statement, which is being sent to stockholders on or about November 1, 2005, is furnished to stockholders of Orleans Homebuilders, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the "Annual Meeting"), by order of the board of directors of the Company. The meeting will be held on Thursday, December 1, 2005, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania, 19103 (Conference Room
5) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 18, 2005. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

         As of October 18, 2005, the Company had outstanding 18,698,131 shares of Common Stock, par value $.10 per share, which are eligible to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote.

                                TABLE OF CONTENTS


VOTING AND REVOCABILITY OF PROXIES................................................................................1

ELECTION OF DIRECTORS.............................................................................................2

         Directors................................................................................................3

         Executive Officers.......................................................................................3

         Committees and Meetings of the Board of Directors........................................................4

CORPORATE GOVERNANCE..............................................................................................5

         Director Independence....................................................................................5

         Audit Committee..........................................................................................6

         Compensation Committee...................................................................................6

         Nominating Committee.....................................................................................7

         Code of Business Conduct & Ethics........................................................................7

         Directors' Attendance at Annual Meetings of Stockholders.................................................7

         Communication With the Board of Directors................................................................7

         Compensation Committee Interlocks and Insider Participation..............................................7

         Compensation of Directors................................................................................8

OTHER MATTERS.....................................................................................................8

ADDITIONAL INFORMATION............................................................................................8

         Section 16(a) Beneficial Ownership Reporting Compliance..................................................8

         Security Ownership of Certain Beneficial Owners and Management...........................................9

EXECUTIVE COMPENSATION...........................................................................................10

         Summary Compensation Table..............................................................................10

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.......................11

         Option/SAR Grants Table.................................................................................12

         Market for Registrant's Common Stock and Related Stockholder Matters....................................12

         Performance Graph.......................................................................................13

         Employment Contracts with Named Executives..............................................................14

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................17

AUDIT COMMITTEE REPORT...........................................................................................19

ADDITIONAL INFORMATION REGARDING THE AUDITORS....................................................................20

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING................................................21

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR.................................21

ANNUAL REPORT ON FORM 10-K.......................................................................................22

                       VOTING AND REVOCABILITY OF PROXIES

         Each share of outstanding Orleans Homebuilders, Inc. (the "Company") common stock, par value $.10 per share ("Common Stock"), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting. Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

         Shares of the Company's Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) "FOR" the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable) and (2) in the discretion of the Proxy Committee of the board of directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the board of directors was not aware a reasonable time before this solicitation.

         The enclosed proxy is being solicited on behalf of the board of directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report, which are herewith enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

         The Proxy Committee, selected by the board of directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the board of directors of the Company, and Benjamin D. Goldman, Vice Chairman of the board of directors of the Company. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date. The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. Jeffrey P. Orleans, Chairman of the board of directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock. Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of the election as directors of the nominees listed in this Proxy Statement, which means that these directors will be elected regardless of the votes of the Company's other stockholders. Dissenters do not have any appraisal or similar rights with respect to the election of the directors.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The stockholders are being asked to elect ten directors, who will comprise the entire board of directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company. Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

         In the event that any nominee for director should become unavailable, which event the board of directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the board of directors, unless otherwise indicated by the stockholder on the proxy.

Name                        Age     Present Position with the Company      Director Since
----                        ---     ---------------------------------      --------------
Benjamin D. Goldman         59      Vice Chairman of the Board                  1992
Jerome S. Goodman(1)(2)     71      Director                                    2001
Robert N. Goodman(3)        53      Director                                    1994
Andrew N. Heine(2)(3)       76      Director                                    1994
David Kaplan(2)(4)          61      Director                                    1994
Lewis Katz (1)              63      Director                                    1987
Jeffrey P. Orleans(1)       59      Chairman of the Board and Chief             1983
                                    Executive Officer
Robert M. Segal             70      Director                                    2002
John W. Temple(3)(4)        68      Director                                    2002
Michael T. Vesey            46      Director, President and Chief               2001
                                    Operating Officer

----------
(1) Member of the Executive Committee.
(2) Member of the Nominating Committee
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee. The Compensation Committee has been designated to administer the 2004 Omnibus Stock Incentive Plan.

DIRECTORS

         Benjamin D. Goldman was elected the Vice Chairman of the Board in April 1998 and has been a director since May 1992. From May 1992 until April 1998, he served as the Company's President and Chief Operating Officer. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

         Jerome S. Goodman has been a director since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001 and retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

         Robert N. Goodman has been a director since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single-family residential homebuilding projects in California. Mr. Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership, and was a director of Price Legacy Corporation until December of 2004.

         Andrew N. Heine has been a director since April 1994. Mr. Heine is a private investor, and has previously been a practicing attorney and was director of Citizens Communications Company from 1975 until 2005.

         David Kaplan has been a director since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

         Lewis Katz has been a director since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin & Levine, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

         Jeffrey P. Orleans has been a director since 1983 and has served as our Chairman of the Board and Chief Executive Officer since September 1986. From September 1986 to May 1992, he also served as our President. In addition, Mr. Orleans was a trustee of Pennsylvania Real Estate Investment Trust from 1986 until June 2004.

         Robert M. Segal has been a director since August 2002. For more than five years, Mr. Segal has been a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company's general counsel.

         John W. Temple has been a director since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

         Michael T. Vesey has been a director since September 2001 and has served as our President and Chief Operating Officer since April 1998.

EXECUTIVE OFFICERS

         In addition to Messrs. Orleans, Goldman and Vesey, the following persons serve as executive officers of the Company:

         Joseph A. Santangelo, 51, is the Chief Financial Officer, Treasurer and Secretary. He has held the position as Chief Financial Officer since July 1994, and he has been Treasurer and Secretary since 1987.

         Robert Fitzsimmons, 52, has been the President of Masterpiece Homes, a wholly-owned subsidiary, since the Company's acquisition of Masterpiece Homes in July 2003. Prior to the Company's acquisition of Masterpiece Homes, Mr. Fitzsimmons had been the President and a member of the board of directors of Masterpiece Homes.

         Thomas Gancsos, 53, has been the Company's Division President for Richmond, Virginia, since the Company acquired Parker & Lancaster Corporation in October 2000. Prior to that, he had been the Division Manager for Parker & Lancaster Corporation since December 1999. From January 1998 through November 1999, Mr. Gancsos was self-employed as a consultant and builder of custom homes.

         Jeffrey Guernier, 45, has been the Company's Division President for Greensboro, North Carolina since September 1, 2003. Prior to that, he had been the Executive Vice President for Parker & Lancaster Corporation since July 1997.

         Randy Harris, 55, has been the President of the Company's Midwest Division since July 28, 2004. Prior to that, he had been the Vice President and Division Manager of Realen Homes, L.P. in Illinois since 1999.

         Stephen D. Leach, 48, has been the Company's Division President for Raleigh, North Carolina, since January 2005. Prior to that, he had been the Division President of DR Horton, Inc.'s Raleigh division from July 2000 to July 2004 and President of Home Life Communities Group's Atlanta division from July 2004 to December 2004.

         J. Russell Parker, III, 60, has been the President of Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc., both wholly-owned subsidiaries of the Company, since the Company's acquisition of Parker & Lancaster Corporation in October 2000. Prior to the Company's acquisition of Parker & Lancaster Corporation, Mr. Parker had been the President and Chief Executive Officer of Parker & Lancaster Corporation since 1997.

         Thomas Vesey, 40, has been the Company's Division President for Charlotte, North Carolina, since January 2002. Prior to that, he had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company's operations. From April 1997 to March 2000, Mr. Vesey was employed by Hovnanian Enterprises, Inc. as the Northeast Region Purchasing Manager. Mr. Vesey is the brother of Michael T. Vesey, the Company's President and Chief Operating Officer.

         Gary J. Stefanoni, 53, has been the Company's Senior Executive Vice President and President of the Company's Northern Region since March 2004. From February 1995 until March 2004, Mr. Stefanoni was the Vice President of Operations of Pulte Homes, Inc.

         Kyle Upper, 39, has been the Company's Vice President-Land Acquisition since July 2004. From May 1997 to July 2004 he had been the Company's Director of Land Acquisition.

         All of the Company's executive officers serve at the discretion of the board of directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The board of directors held five meetings and acted once by unanimous consent during the fiscal year ended June 30, 2005 ("Fiscal 2005"). During Fiscal 2005 all incumbent directors attended in person or by conference call at least 80% of the total number of meetings of the board of directors and meetings of the committees of the board of directors on which they served during their incumbency, except that Robert N. Goodman attended 60% of the meetings of the board of directors.

         The Company has standing Executive, Audit, Compensation and Nominating Committees.

         The Executive Committee is comprised of Jeffrey P. Orleans (Chairman), Jerome S. Goodman and Lewis Katz. The Executive Committee has and exercises the authority of the board of directors in the management of the business and affairs of the Company between meetings of the board of directors.

         The Audit Committee is comprised of John W. Temple (Chairman), Robert
N. Goodman and Andrew N. Heine. During Fiscal 2005, the Audit Committee met seven times.

         The Audit Committee is governed by the Company's Audit Committee Charter. The charter was attached as Appendix A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders. Copies of the charter can also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. As set forth in the charter, the principal purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance of the Company's systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company's outside auditor. In discharging its oversight role, the Audit Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

         The Audit Committee has the sole authority to select the outside auditors who will perform the audit of the Company's financial statements or other audit, review or attest services, considering independence and effectiveness, and to approve the fees and other compensation to be paid to the outside auditors. The Audit Committee is also responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors are to report directly to the Audit Committee and the Audit Committee is to provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the board of directors.

         The Compensation Committee is comprised of David Kaplan (Chairman) and John W. Temple. The Compensation Committee reviews and makes recommendations to the board of directors with respect to the Company's compensation plans, including incentive-compensation and equity-based plans, policies and programs, and administers the Company's equity compensation plans. Under the Compensation Committee charter, the Compensation Committee is also directly responsible for establishing the salary, bonus and other compensation of the Company's executive officers other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee is responsible for making recommendations to the board of directors with respect to his salary, bonus and other compensation. The Compensation Committee met three times during Fiscal 2005 and acted once by unanimous consent. Copies of the charter of the Compensation Committee can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.

         The Nominating Committee considers and makes recommendations to the board of directors with respect to board qualifications, structure and membership. The Nominating Committee is comprised of Andrew N. Heine, David Kaplan and Jerome S. Goodman. A charter governing the Nominating Committee was adopted by the board of directors in August 2004. The charter governing the Nominating Committee was attached as Appendix B to the Company's proxy statement for the 2004 Annual Meeting of Stockholders and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. The charter is not available on the Company's website. The Committee did not hold any meetings during Fiscal 2005, but met in September 2005 to consider and make a recommendation to the board of directors as to director nominees to be voted upon at the Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE
                             NOMINEES FOR DIRECTOR.

                              CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

         Under the applicable rules of the American Stock Exchange, for a director to be considered independent, the board of directors must affirmatively determine that director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The applicable rules of the American Stock Exchange also provide that the following persons cannot be considered independent: (i) a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim Chairman or CEO; (ii) a director who accepts, or has an immediate family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (1) compensation for board service, (2) payments arising solely from investments in the Company's securities, (3) compensation paid to an immediate family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (4) compensation received for former service as an interim Chairman or CEO, (5) benefits under a tax-qualified retirement plan, or non-discretionary compensation or loans permitted under
Section 13(k) of the Securities Exchange Act of 1934, (6) loans from a financial institution provided that the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (c) did not involve more than a normal degree of risk or other unfavorable factors, and (d) were not otherwise subject to the specific disclosure requirements of Securities and Exchange Commission Regulation S-K, Item 404, or (7) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (x) made in the ordinary course of business, (y) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (z) not otherwise subject to the disclosure requirements of Securities and Exchange Commission Regulation S-K, Item 404; (iii) a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;
(iv) a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years; (v) a director of the Company who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company's executive officers serve on that entity's compensation committee; and (vi) a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

            The board of directors, in applying the above-referenced rules, has affirmatively determined that each of the following individuals is an "independent" director of the Company: Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and John W. Temple. Accordingly, a majority of the members of the Company's board of directors has been determined to meet the American Stock Exchange's standards for independence.

         The Company's independent directors will meet in executive session as often as necessary to fulfill their duties, but no less than annually.

AUDIT COMMITTEE

     o All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by The American Stock Exchange and applicable Securities and Exchange Commission rules. See "Director Independence" above.

     o The board of directors has determined that: (i) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, and (ii) John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission rules.

COMPENSATION COMMITTEE

     o All members of the Compensation Committee have been determined to meet the American Stock Exchange's standards for independence. See "Director Independence" above. Further, each member is a "non-employee director" as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and an "outside director" as defined in Treasury Regulations
         Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.

NOMINATING COMMITTEE

     o All members of the Nominating Committee have been determined to meet the American Stock Exchange's standards for independence. See "Director Independence" above.

     o The Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. In accordance with the policy adopted by the board of directors, any director candidate shall, at a minimum, possess a background that includes a solid education, extensive business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament, which have prepared him or her with dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with a size, complexity, reputation and success of the Company. A stockholder who wishes to recommend a prospective nominee for election to the board of directors should follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the board of directors. In recommending nominees for director, the Nominating Committee considers the nominee's integrity, skill, leadership ability, financial sophistication, capacity to help guide the Company, and such other considerations as the Committee deems appropriate. In addition, the Committee considers the applicable requirements of the Securities and Exchange Commission and the applicable rules of the American Stock Exchange. No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

CODE OF BUSINESS CONDUCT & ETHICS

     o The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a "code of ethics" under applicable Securities and Exchange Commission rules. All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer.

DIRECTORS' ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

         It is the policy of Company's board of directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts. All members of the board of directors attended, either in person or via teleconference, the Company's Annual Meeting of Stockholders held on December 2, 2004.

COMMUNICATION WITH THE BOARD OF DIRECTORS

         A stockholder who wishes to communicate with the board of directors, or individual directors, may do so in writing by directing correspondence to a director or directors at the address appearing on the first page of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For Fiscal 2005, no employee or officer or former employee or officer of the Company was a member of the Compensation Committee and there were no relationships involving Messrs. Kaplan and Temple, the members of the Company's Compensation Committee, required to be reported pursuant to Item 402(j) of Regulation S-K.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Company's board of directors. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director.

         In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock.

                                  OTHER MATTERS

         The board of directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders. If any such matter is properly brought before the meeting, the Proxy Committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law. You are urged to mark, sign and date your proxy and return it immediately.

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

         Based on the Company's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2005 were made on a timely basis except that: Messrs. Randy Harris, Gary J. Stefanoni and Kyle J. Upper each failed to timely report on Form 3 his status as a reporting person in July 2004; Mr. Stephen D. Leach failed to timely report on Form 3 his status as a reporting person in January 2005; Mr. Kyle J. Upper failed to timely report on Form 4 his award of options to acquire 20,000 shares of Common Stock in August 2004; Mr. Robert N. Goodman failed to timely report on Form 4 his exercise of options to acquire 35,000 shares of Common Stock in January 2005; and Mr. David Kaplan failed to timely report on Form 4 his exercise of options to acquire 25,000 shares of Common Stock in February of 2005. Messrs. Harris, Stefanoni, Upper, Goodman, Leach and Kaplan have since filed the appropriate
Section 16(a) reports with respect to these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the close of business on September 30, 2005, certain information with respect to the holdings of (i) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (ii) all executive officers, directors and nominees for director as a group, and (iii) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                                                NUMBER OF
                                                                                                  SHARES
                                                                                               BENEFICIALLY      PERCENT OF
 NAME OF BENEFICIAL OWNER                                                                         OWNED            CLASS
 ------------------------                                                                      ------------      ----------
 Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer..................       11,312,303(1)       60.9%
 Michael T. Vesey, Director and President and Chief Operating Officer...................          600,154(2)        3.2%
 Benjamin D. Goldman, Vice Chairman of the Board........................................        1,103,221(3)        5.9%
 Jerome S. Goodman, Director............................................................          167,788(4)           *
 Robert N. Goodman, Director............................................................              50,000           *
 Andrew N. Heine, Director..............................................................              35,000           *
 David Kaplan, Director.................................................................           69,000(5)           *
 Lewis Katz, Director...................................................................          489,000(6)        2.6%
 Robert M. Segal, Director..............................................................              68,000           *
 John W. Temple, Director...............................................................              42,500           *
 Robert Fitzsimmons.....................................................................              45,000           *
 Kyle Upper.............................................................................           24,000(7)           *

 All directors and executive officers as a group (20 persons)...........................       14,259,784(8)       75.4%

___________
* Less than 1% of the outstanding shares of our common stock.

(1) The shares reflected include (a) 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner, (c) 46,000 shares (of which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation, (d) 175 shares owned by a trust, of which Mr. Orleans is the trustee, and (e) 7,000 shares owned by Mr. Orleans' wife. Mr. Orleans' business address is 3333 Street Road, Bensalem, PA 19020.

(2) The shares reflected include (a) 700 shares (of which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey's minor children, and
     (b) 240,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2005.

(3) The shares reflected include (a) 100,000 shares owned by a trust of which Mr. Goldman is the trustee and (b) 606,282 shares (of which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. Mr. Goldman's business address is 3333 Street Road, Bensalem, PA 19020.

(4) The shares are owned by a limited partnership of which Mr. Goodman controls the general partner.

(5) The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2005.

(6) The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2005.

(7) The shares reflected include 24,000 shares subject to options that are currently exercisable or will become exercisable with 60 days of September 30, 2005.

(8) The shares reflected include 349,000 shares subject to options that are currently exercisable or will become exercisable with 60 days of September 30, 2005.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information as to all compensation paid by the Company for services in each of the Company's last three fiscal years ended June 30 to: (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2005 and whose total annual salary and bonus exceeded $100,000 in Fiscal 2005 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                                       Long Term Compensation
                                                          Annual Compensation                                  Awards
                                                      -------------------------------------------    -----------------------------
                                                                                                                        Shares
                                            Fiscal                                  Other Annual       Restricted      Underlying
Name and Principal Position                  Year      Salary         Bonus         Compensation      Stock Awards    Options/SARS
---------------------------                 ------    --------      ----------    ----------------    ------------    ------------
Jeffrey P. Orleans                           2005     $720,000      $2,965,650       $ 24,304(1)                --              --
  Chairman and CEO                           2004      300,000       2,136,720        387,983(2)                --              --
                                             2003      300,000       1,486,350        114,378(3)                --              --

Benjamin D. Goldman                          2005     $225,000        $525,000       $  6,300(4)(5)             --              --
  Vice Chairman of the Board                 2004      225,000         525,000          6,000(4)(5)             --              --
                                             2003      225,000         525,000          3,667(4)(5)             --              --

Michael T. Vesey                             2005     $235,000      $1,482,825       $  6,300(4)(5)     $2,592,500              --
  President and Chief Operating Officer      2004      235,000       1,100,860(6)       6,000(4)(5)             --(6)           --
                                             2003      235,000         743,175          3,667(4)(5)             --              --

Robert Fitzsimmons                           2005     $150,000      $1,600,277       $  6,300(4)(5)             --              --
  President, Masterpiece Homes, Inc.         2004      141,400              --          6,000(4)(5)             --          45,000
                                             2003           --              --          6,000(4)(5)             --              --

Kyle Upper                                   2005     $175,000        $500,000(7)    $  6,300(4)(5)             --(7)       20,000
  Vice President - Land Acquisition          2004      140,000         180,000          6,000(4)(5)             --              --
                                             2003      110,000         140,000          6,000(4)(5)             --              --


------------------------------------------------------------------------------------------------------------------------------------

(1) The amount shown includes contributions to a 401(k) plan on behalf of Mr. Orleans and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(2) In the year ended June 30, 2004 ("Fiscal 2004"), the Company capitalized approximately $1,946,000 in costs attributable to the purchase of partial ownership interests in three corporate jets. The Company incurred approximately $738,000 in costs associated with the use of the aircrafts of which $350,199 was attributable to Mr. Orleans' personal use. Included in Other Annual Compensation for Fiscal 2004 is the $350,199 for Mr. Orleans' personal use of the aircrafts; Company contributions to a 401(k) plan on behalf of Mr. Orleans; and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(3) The amount shown includes $94,844 for Mr. Orleans' personal use of aircraft owned or paid for by the Company; Company contributions to a 401(k) plan on behalf of Mr. Orleans; and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(4) The amount shown is the amount contributed by the Company to a 40l(k) (defined contribution) retirement plan.

(5) The Named Executive Officers also received various other personal benefits, the value of which did not exceed for any fiscal year as to such person the lesser of $50,000 or 10% of his annual salary and bonus.

(6) Mr. Vesey elected to receive 6,270 shares of restricted stock in lieu of $100,007 of his Fiscal 2004 bonus amount. On the date of grant, if the shares were not restricted, they would have had a fair market value of $134,930.

(7) Mr. Upper elected to receive 1,000 shares of restricted stock in lieu of $20,110 of his Fiscal 2005 bonus amount. On the date of grant, if the shares were not restricted, they would have had a fair market value of $23,370.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth for the named executive officers exercises of stock options during Fiscal 2005 and year-end values.

                                                                      Number of Securities
                                                                     Underlying Unexercised        Value of Unexercised
                                                                           Options at              In-the-Money Options
                                                                       June 30, 2005 (#)          At June 30, 2005($)(1)
                                                                  ----------------------------- ----------------------------
                                    Shares
                                  Acquired on         Value
             Name                 Exercise(#)     Realized ($)     Exercisable    Unexercisable  Exercisable   Unexercisable
-------------------------------- --------------- ---------------- --------------- ------------- -------------- -------------
Jeffrey P. Orleans                       --              --                --             --             --             --
Benjamin D. Goldman                      --              --                --             --             --             --
Michael T. Vesey                     70,000       1,163,200           240,000             --      5,282,900             --
Robert Fitzsimmons                   15,000         118,050                --         30,000             --        384,600
Kyle Upper                               --              --            24,000         16,000        452,890         29,760

________

(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing market price of the Company's Common Stock on June 30, 2005 was $23.46 per share.

OPTION/SAR GRANTS TABLE

         The following table sets for information about the options that were granted to our Named Executive Officers during Fiscal 2005:

                                                                                             Potential Realizable Value at Assumed
                                                                                                  Annual Rates of Stock Price
                                                 Individual Grants                               Appreciation for Option Term
                           --------------------------------------------------------------   ----------------------------------------
                             Number of      Percentage of
                             Securities     Total Options
                             Underlying       Granted to      Exercise of                          5% (1)              10% (2)
                            Options/SARS     Employees in      Base Price    Expiration         (Stock Price         (Stock Price
     Name                      Granted        Fiscal Year       Per Share        Date              $35.18)             $56.02)
-------------------------- --------------- ----------------- --------------- ------------   -------------------- -------------------
Jeffrey P. Orleans                 --            --                  --             --              --                   --
Benjamin D. Goldman                --            --                  --             --              --                   --
Michael T. Vesey                   --            --                  --             --              --                   --
Robert Fitzsimmons                 --            --                  --             --              --                   --
Kyle Upper                     20,000            73%              $21.60        8/26/14        $271,682            $688,497

MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         The principal market on which the Company's Common Stock is traded is the American Stock Exchange, Inc. (Symbol: OHB).

         The intra-day high and low sales prices for the Company's common stock as reported by the American Stock Exchange for the periods indicated below are as follows:

          FISCAL YEAR ENDED JUNE 30,                            HIGH                        LOW
          --------------------------                            ----                        ---
            2005  First Quarter                               $ 22.75                     $ 15.40

                  Second Quarter                                22.75                       17.81

                  Third Quarter                                 21.95                       18.13

                  Fourth Quarter                                23.80                       16.50



            2004  First Quarter                               $ 12.09                     $  9.60

                  Second Quarter                                35.00                       11.95

                  Third Quarter                                 29.08                       19.50

                  Fourth Quarter                                24.10                       14.77

         The number of common stockholders of record of the Company as of September 30, 2005 was approximately 200. The Company began making quarterly dividend payments of $.02 per share beginning with the third quarter of Fiscal 2005. Previously, the Company had not paid a cash dividend since December 1982. While the Company has recently begun paying a quarterly cash dividend on its common stock, there is no assurance that the Company will continue to do so. Any decision to pay dividends in the future will be made by the Company's board of directors based on numerous factors, including the Company's earnings, capital requirements and market conditions.

PERFORMANCE GRAPH

         The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 2005 with (1) the cumulative total return on the American Stock Exchange Index and (2) the cumulative total return on a selected peer group index. The Company's peer group is the Standard & Poor's Homebuilding Index. The comparison assumes $100 was invested on June 30, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. The closing market price of the Company's Common Stock as of June 30, 2005 was $23.46 per share.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG ORLEANS HOMEBUILDERS, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN)
                                     INDEX
                        AND THE S & P HOMEBUILDING INDEX



                                [Chart Omitted]


                 ---------------------------------------------------
                      -[ ]- ORLEANS HOMEBUILDERS, INC.
                      - ^ - AMEX MARKET VALUE (U.S. & FOREIGN)
                      - o - S & P HOMEBUILDING
                 ---------------------------------------------------

*$100 invested on 6/30/00 in stock or index-including reinvestment of dividends.
 Fiscal year ending June 30.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                                                                          YEARS ENDING

                                                June 2000    June 2001    June 2002    June 2003    June 2004     June 2005
                                                ---------    ---------    ---------    ---------    ---------     ---------
ORLEANS HOMEBUILDERS, INC.                       100.00       192.58       547.02       684.58      1232.89       1502.59
AMEX MARKET VALUE (U.S. & FOREIGN)               100.00        89.64        70.95        76.96        98.84        111.76
S & P HOMEBUILDING                               100.00       175.41       259.15       314.81       441.09        759.63

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVES

         JEFFREY P. ORLEANS. The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either the Company or Mr. Orleans gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to this employment agreement, Mr. Orleans is to serve as the Chairman of the Company's board of directors and our Chief Executive Officer and is to be paid a base salary effective July 1, 2005 of $850,000. In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company's pre-tax profits as defined by the agreement. This bonus compensation is awarded in a manner consistent with the Orleans Homebuilders, Inc. Incentive Compensation Plan.

         Mr. Orleans' employment agreement also provides that if his employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

         Under Mr. Orleans' employment agreement, he is also entitled to certain fringe benefits, including health, travel and accident, long-term disability and life insurance generally available to our senior officers. The Company also pays certain vehicle expenses for Mr. Orleans and paid certain air travel expenses for Mr. Orleans in 2003 and 2004.

         ROBERT FITZSIMMONS. Masterpiece Homes, a wholly-owned subsidiary of the Company, entered into an employment agreement with Robert Fitzsimmons in July 2003 in connection with the Company's acquisition of Masterpiece Homes. Mr. Fitzsimmons' employment agreement has no pre-set term. However, Masterpiece Homes may terminate Mr. Fitzsimmons' employment agreement at any time for any or no reason upon 14 days prior written notice, subject to certain severance payments under certain circumstances. Pursuant to his employment agreement, Mr. Fitzsimmons is to serve as the President of Masterpiece Homes, and is to be paid a base salary of $150,000 and is also entitled to receive certain other incentive compensation.

         In accordance with his employment agreement and the agreement pursuant to which the Company acquired Masterpiece Homes, Mr. Fitzsimmons received $710,000 on January 10, 2005 as part of the Company's payment of the Masterpiece Homes purchase price. Mr. Fitzsimmons is also entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes for the calendar years 2004, 2005 and 2006, unless Mr. Fitzsimmons is terminated for "cause" or terminates his employment without "good reason" prior to December 31, 2005 or 2006, as applicable. "Cause" and "good reason" are each defined by Mr. Fitzsimmons' employment agreement. In addition, Mr. Fitzsimmons is also entitled to receive on a yearly basis a bonus or other additional compensation, the amount of which is to be determined by the Company in its sole discretion based upon certain pre-tax profits attributable to the operations of Masterpiece Homes. Mr. Fitzsimmons' employment agreement also provides that he is entitled to certain fringe benefits, including health insurance, participation in the Company's 401(k) plan, a vehicle allowance and disability insurance. For Fiscal 2005, Mr. Fitzsimmons received $1,600,277 pursuant to the provisions in his employment agreement providing that he is to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes in calendar years 2004, 2005 and 2006. Mr. Fitzsimmons did not receive a discretionary bonus for Fiscal 2005.

         Pursuant to his employment agreement, Mr. Fitzsimmons also acquired options to purchase up to 45,000 shares of the Company's Common Stock at an exercise price of $10.64 per share. On April 4, 2005, Mr. Fitzsimmons exercised 15,000 of these options. Subject to certain conditions relating to his employment as set forth in his employment agreement, the options vest in three equal installments on December 31, 2004, 2005 and 2006. Under certain circumstances, vesting of the options may be accelerated. The number of shares subject to the options also may be adjusted to reflect any stock splits, subdivisions, combinations or similar transactions.

         If Mr. Fitzsimmons' employment is terminated by Masterpiece Homes without "cause" or he terminates his employment for "good reason" prior to January 28, 2007, then he is entitled to certain severance compensation consisting of his base salary until January 28, 2007 and the cash equivalent of his monthly medical insurance premium paid by Masterpiece Homes for 42 months less the number of full months he was employed by Masterpiece Homes subsequent to July 2003.

         In addition to the terms and conditions described above, Mr. Fitzsimmons' employment agreement also contains terms and conditions the Company believes are typical of employment agreements with executive officers of companies of comparable size and in the homebuilding industry.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         Compensation Committee.

         The Compensation Committee consists of Messrs. Kaplan and Temple both of whom have been determined to meet the American Stock Exchange's standards for independence, and is chaired by Mr. Kaplan. The Compensation Committee reviews and determines salaries, bonuses and other forms of compensation for executive officers of the Company other than the Chief Executive Officer and, with respect to the Chief Executive Officer, the Compensation Committee recommends to the board of directors his salary, bonus and other compensation. The Compensation Committee also approves grants and awards of equity-based compensation. Copies of the Compensation Committee's charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer.

         Overview and Philosophy.

         The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The Compensation Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the selective use of stock options and other equity-based compensation. Consistent with this philosophy, compensation for the Company's executives consists of a base salary, a bonus and, in some cases, stock awards, stock options or other equity-based compensation.

         Compensation of the Chief Executive Officer.

         For Fiscal 2005, the compensation of the Company's Chief Executive Officer, Mr. Orleans, was reviewed by the Compensation Committee and approved by the board of directors. For Fiscal 2005, Mr. Orleans' base salary was $720,000, an increase of $420,000 over his base salary for the year ended June 30, 2004 ("Fiscal 2004"). The Compensation Committee believes that Mr. Orleans' base salary is competitive with salaries comparable companies pay their chief executive officers. Mr. Orleans Fiscal 2005 bonus of $2,965,650 was paid pursuant to the Orleans Homebuilders Incentive Compensation Plan and Mr. Orleans' employment agreement with the Company which calls for him to receive an annual bonus equal to three percent of certain of the Company's pre-tax profits as defined by the agreement. Mr. Orleans' employment agreement with the Company is discussed above under the caption "Employment Contracts with Named Executives." The Compensation Committee continues to believe that tying a substantial portion of Mr. Orleans' compensation to the Company's performance properly focuses Mr. Orleans on the objectives of the Company's stockholders. Mr. Orleans was not awarded any equity-based compensation in or for Fiscal 2005.

         Other Executive Officers' Compensation.

         For Fiscal 2005, the base salary of the Company's other two senior executive officers, Mr. Goldman and Mr. Vesey, remained unchanged from Fiscal 2004 at $225,000 and $235,000, respectively. Mr. Vesey received a bonus of $1,482,825 and Mr. Goldman received a bonus of $525,000 for Fiscal 2005. This incentive compensation was awarded pursuant to the Orleans Homebuilders, Inc. Incentive Compensation Plan and approved by the Compensation Committee. For Fiscal 2005, the amount and nature of incentive compensation received by the Company's other executive officers was determined in accordance with the recommendations of the Chief Executive Officer and the President and approved by the Compensation Committee. In Fiscal 2005, Mr. Vesey also received an award of 125,000 shares of restricted stock that vest in installments over ten years.

         Base Salary.

         The base compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies. Generally, increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions. Mr. Fitzsimmons' base salary for Fiscal 2005 was set by his employment agreement with Masterpiece Homes that was negotiated in connection with the Company's acquisition of Masterpiece Homes in Fiscal 2003. The Compensation Committee believes that the Company's executive officers are paid base salaries commensurate with their qualifications, experience and responsibilities.

         Incentive Compensation Programs.

         The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company's operating financial performance. Accordingly, effective as of July 1, 2002, the board of directors adopted the Orleans Homebuilders, Inc. Incentive Compensation Plan, which was an amendment and restatement of the incentive compensation plan initially adopted by the board of directors in 1994. As of October 1, 2003, the board of directors adopted an amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan allowing payment of all or a part of bonus awards under the Incentive Compensation Plan to be made in shares of the Company's Common Stock, which may be subject to various restrictions and terms.

         For Fiscal 2005, management continued its use of management performance goals, which included continued growth in profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency. With respect to Fiscal 2005, pursuant to the Orleans Homebuilders, Inc. Incentive Compensation Plan, 3.0% of pre-tax profits were awarded to Mr. Orleans, 0.8% of pre-tax profits were awarded to Mr. Goldman and 1.5% of pre-tax profits were awarded to Mr. Vesey. An aggregate of approximately 2.7% of pre-tax profits were awarded to the Company's other senior officers based upon their attainment of certain performance goals and the recommendations of the Company's Chief Executive Officer and President. Executive officers receiving Fiscal 2005 incentive compensation in the form of a cash bonus, other than Mr. Orleans, were given the opportunity to receive up to 10% of their bonus in the form of Common Stock valued at a 15% discount from the market price on July 1, 2005.

         The incentive compensation plan discussed above does not apply to executive officers in the Company's southern region, or other key employees in the Company's southern or Midwestern regions. Any bonus compensation awarded to officers in these regions was awarded at the discretion of the Company and approved by the Compensation Committee. Similarly, the incentive compensation plan does not apply to Mr. Fitzsimmons in the Company's Florida region. Mr. Fitzsimmons' incentive compensation is determined by his employment agreement with Masterpiece Homes.

         In accordance with his employment agreement, for calendar years 2004 and 2005, Mr. Fitzsimmons is entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes, subject to certain conditions. Mr. Fitzsimmons may, in the Company's discretion, also receive additional incentive compensation based on certain pre-tax profits attributable to the operations of Masterpiece Homes.

         With the exception of incentive compensation paid to Mr. Fitzsimmons, all incentive compensation paid to executive officers for Fiscal 2005 was approved by the Compensation Committee.

         Equity-Based Compensation

         Awards of equity-based compensation, such as stock options, restricted stock awards and stock appreciation rights, are intended to align directly the interests of the Company's executives and the stockholders in the enhancement of stockholder value. The ultimate value of stock options, restricted stock awards and stock appreciation rights that have been awarded, or that may in the future be awarded, is directly tied to increases in the Company's stock price.

         In Fiscal 2005, equity compensation was provided primarily in connection with the Orleans Homebuilders, Inc. Incentive Compensation pursuant to which the Company gives each eligible employee the right to receive up to 10% of his or her bonus in the form of Company common stock valued at a 15% discount from the market price on July 1, 2005. In addition, as discussed above, in Fiscal 2005, Mr. Vesey received an award of 125,000 shares of restricted stock that vest in installments over ten years. In Fiscal 2005, the Company also awarded options to acquire an aggregate of 27,500 shares of Common Stock to two employees. The options vest in installments over five years and have an exercise price equal to the fair market value of the Company's common stock on the date the Compensation Committee authorized the grants.

         Deductibility of Compensation in Excess of $1,000,000

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1,000,000 paid to corporation's chief executive officer and each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under Code.

         Other Benefits.

         The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other comparable companies. Except for benefits to Mr. Orleans, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

                                                  The Compensation Committee

                                                  David Kaplan, Chairman
                                                  John W. Temple


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Note

         In 1996, Mr. Orleans advanced $3 million to the Company evidenced by a $3 million Convertible Subordinated 7% Note. The issuance of the $3 million Convertible Subordinated 7% Note was approved in advance by a Special Committee of non-employee directors after receiving an opinion from an investment-banking firm that the terms were fair to the Company's stockholders, other than Mr. Orleans, from a financial point of view. During the fiscal year ended June 30, 2002, the maturity date of the $3 million Convertible Subordinated 7% Note was extended one year to January 1, 2005. The $3 million Convertible Subordinated 7% Note, as modified by certain deferral agreements, provides for interest payable quarterly at 7% per annum and annual principal payments of $1 million beginning January 1, 2003. The $3 million Convertible Subordinated 7% Note contains commercially standard default and other provisions. The holder of the $3 million Convertible Subordinated 7% Note may convert all or any portion (in integral multiples of $1 million) of the principal amount of the $3 million Convertible

Subordinated 7% Note into shares of the Company's Common Stock at a conversion price of $1.50 per share, subject to adjustment for splits, combinations, and other capital changes. The closing price of the Company's Common Stock on the American Stock Exchange on July 8, 1996, the date the board of directors approved the terms of the borrowing, was $1.125 per share. In January 2003 and December 2003, respectively, Mr. Orleans exercised his right to convert the first and second annual principal payments of $1 million each into shares of Common Stock and received 666,666 shares of Common Stock with respect to each conversion. In December 2004, Mr. Orleans exercised his right to convert the third annual principal payment of $1 million into 666,668 shares of Common Stock.

Relationship with A.P. Orleans Insurance Agency, Inc.

         The Company places a majority of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to issue surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company incurred aggregate expenses of approximately $3,207,000 and $2,961,000 for Fiscal 2005 and Fiscal 2004, respectively, for these insurance policies and surety bonds. A.P. Orleans Insurance Agency, Inc. received customary commissions from the insurance companies for serving as broker.

Relationship with Title Insurer

         During Fiscal 2005, Messrs. Goldman and Orleans each owned a 31% equity interest in a limited partnership that has a consulting agreement with a third party real estate title insurance company. The Company purchases real estate title insurance and related closing services from that third party real estate title insurance company for various parcels of land the Company acquires. The Company paid the third party real estate title insurance company approximately $800,000 and $178,000 for Fiscal 2005 and Fiscal 2004, respectively. In addition, the Company's homebuyers may elect to utilize the third party real estate title insurance company for the purchase of real estate title insurance and real estate closing services but, the homebuyers are under no obligation to do so.

         Under the terms of the consulting agreement, which was set to expire in July 2007, the limited partnership providing the consulting services was entitled to receive 50% of the pre-tax profits attributable to certain operations of the third party real estate title insurance company, subject to certain adjustments. In addition, the limited partnership and the principals of the limited partnership, including Mr. Goldman and Mr. Orleans, have agreed not to engage in the real estate title insurance business or the real estate closing business during the term of the consulting agreement. The consulting agreement was terminated in July 2005.

         Other

         The Company through its wholly-owned subsidiary Orleans Affordable Housing LP, is a limited partner in OKKS Development LP, a Pennsylvania limited partnership, and a member of OKK LLC, a Pennsylvania limited liability company. OKK LLC is the general partner of OKKS Development LP. In the aggregate, the Company indirectly owns a 28.33% equity interest in OKKS Development LP. OKKS Development LP was formed for the purpose of engaging in certain residential development activities which are primarily government assisted. The other limited partners of OKKS Development LP and other members of OKK LLC include a trust for the benefit of certain members of the family of Lewis Katz, a member of the Company's board of directors. In the year ended June 30, 2003, OKKS Development LP was capitalized with initial contributions by the limited partners of $50,000 each and each partner contributed an additional $50,000 in each of Fiscal 2004 and Fiscal 2005. During Fiscal 2005 and Fiscal 2004 no profits were distributed to the limited partners of OKKS Development LP or the members of OKK LLC.

         Mr. Orleans owns a 33.5% equity interest in Marne Associates, LLC and trusts for the benefit of certain members of his family collectively own a 16.5% equity interest in Marne Associates, LLC. Mr. Benjamin Goldman, the Company's Vice Chairman, is the trustee of each of the trusts. The Company has executed a lease with Marne Associates, LLC for 8,000 square feet of office space in a shopping center constructed by Marne Associates, LLC. The initial term is five years at $14 per square foot. The Company has the option to renew the lease at the end of the initial term for an additional five years at $16 per square foot.

         The Company owns fractional interests in aircraft. Mr. Orleans is given access to Company-owned aircraft for personal use. Mr. Orleans is, however, required to reimburse the Company for the costs associated with such personal use. In Fiscal 2005, Mr. Orleans reimbursed the Company $647,000 for his personal use of Company-owned aircraft.

         On March 20, 2000, Thomas Vesey, the brother of Michael T. Vesey, the Company's President and Chief Operating Officer, was hired to assist the Company in evaluating and identifying opportunities for expansion into additional market areas. Presently, Mr. Vesey is the Division President for Charlotte, North Carolina. During Fiscal 2005, Mr. Thomas Vesey's annual salary was $150,000 and he received a performance related bonus of $521,825.

         Prior to December 8, 2004, J. Russell Parker, III, President, Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc. and Jeffrey C. Guernier, Greensboro Division President, owned 50.7% and 8%, respectively, of the equity of Moorefield Title Agency, L.C. The balance of the equity interests were owned by persons not affiliated with the Company. On December 8, 2004, the Company, through a wholly-owned subsidiary, purchased from each of the equity owners 50% of that equity owner's interest in Moorefield Title resulting in the following ownership: the Company, through a wholly-owned subsidiary, 50%; J. Russell Parker, III, 25.35%; Jeffrey C. Guernier, 4%; and others 20.65%. The Company paid an aggregate of $10 for the 50% interest it acquired. This purchase was pursuant to an agreement entered into in connection with the Company's acquisition of Parker & Lancaster Corporation in July 2003.

         The Company made payments to Moorefield Title of approximately $56,000 in Fiscal 2005 and $96,000 in Fiscal 2004 for title insurance and related services and to reimburse Moorefield Title for certain expenses relating to Moorefield Title employees that perform services for the Company from time to time.

         Robert M. Segal, one of the Company's directors, is a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company's general counsel. Lewis Katz, one of the Company's directors, is Of Counsel to the law firm Katz, Ettin & Levine, P.A., which has performed legal services for the Company in the past year.

         In the opinion of the board of directors, all of the transactions described above, insofar as they involve transactions with affiliates of the Company, are on terms that are comparable to or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the board of directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards and the applicable standards of the Securities and Exchange Commission, and operates under a written charter adopted by the board of directors. The charter was reproduced as Appendix A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders. Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company's Chief Financial Officer. All of the members of the Audit Committee are able to read and understand fundamental financial statements. In addition, John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission rules.

         The Audit Committee of the board of directors oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's quarterly and annual audited financial statements with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company's audited financial statements for Fiscal 2005 with the Company's independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with them their independence.

         The Audit Committee discussed with the Company's independent public accounting firm the overall scope and plans for the audit. The Audit Committee met with them, with and without management present, to discuss the results of their examination, their evaluation of the Company's system of internal control, and the overall quality of the Company's financial reporting. The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company's independent registered public accounting firm prior to the filing of officers' certifications required by that statute to receive any information concerning
(a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2005. The Audit Committee's recommendation was considered and accepted by the board of directors.

                                                  Audit Committee

                                                  John W. Temple, Chairman
                                                  Robert N. Goodman
                                                  Andrew N. Heine



                  ADDITIONAL INFORMATION REGARDING THE AUDITORS

         PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its fiscal year ended June 30, 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

         Audit Fees.

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for audit and audit-related services totaled approximately $646,000 and $203,000 for Fiscal 2005 and Fiscal 2004, respectively. These fees include fees associated with the audit of the Company's annual financial statements and for the review of financial statements included in the Company's quarterly reports on Form l0-Q. For Fiscal 2005, the fees also include fees associated with the audit of the Company's internal controls.

         Audit-Related Fees.

         All fees for audit-related services were disclosed under the caption "Audit Fees" above.

         Tax Fees

         Fees for tax services, including tax compliance, tax advice, and tax planning, total approximately $18,000 and $8,500 for Fiscal 2005 and Fiscal 2004, respectively.

         All Other Fees.

         The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to business acquisitions were approximately $172,000 and $80,000 for Fiscal 2005 and Fiscal 2004, respectively.

         The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

         The Audit Committee Charter provides that the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the Company's independent registered public accounting firm. All fees of PricewaterhouseCoopers LLP were approved by the Audit Committee for Fiscal 2005.

        DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

          Pursuant to Securities Exchange Act of 1934 Rule 14a-8(e), proposals which stockholders desire to have included in the Company's proxy statement for the annual meeting in 2006 must be submitted in writing and received by the Company at its principal executive officers on or before July 1, 2006. Any Stockholder wishing to propose a nominee for membership on the Company's board of directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the board of directors, indicating the nominee's qualifications and other biographical information and providing confirmation of the nominee's consent to serve as a director.

         A stockholder may wish to have a proposal presented at the 2006 annual meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 17, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed "untimely" for purposes of Securities and Exchange Commission Rule 14a-4(c). Therefore, the Company's Proxy Committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2006 Annual Meeting of Stockholders.

         The Company has not been notified by any stockholder of such stockholder's intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the Proxy Committee discretionary authority to vote on any matter properly brought before this year's Annual Meeting.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR

         Any stockholder of record, owning at least one percent of stock entitled to vote in the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, may submit a nomination for director by following the procedures outlined in Section 2.13 of the Company's By-laws. In general, Section 2.13 provides that a stockholder must provide timely written notice to the Secretary of the Company not less than 120 days nor more than 150 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination ("Nominating Stockholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (viii) the written consent of each nominee to serve as a director of the Company if so elected.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2005. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, SECRETARY-TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.

October 27, 2005

                               By Order of the Board of Directors


                               JOSEPH A. SANTANGELO,
                               Chief Financial Officer, Secretary and Treasurer

                                   APPENDIX A

                                   PROXY CARD

|X| PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                             ORLEANS HOMEBUILDERS, INC.


                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 1, 2005

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned's proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 18, 2005, at the Annual Meeting of Stockholders to be held on Thursday, December 1, 2005 and at any adjournment or postponement thereof.

         UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

                                         --------------------------------------
Please be sure to sign and date          Date
this Proxy in the box below.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Stockholder sign above                      Co-holder (if any) sign above

                                                                      For All
1. ELECTION OF DIRECTORS                         For     Withhold      Except
                                                 [ ]       [ ]          [ ]

Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-------------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

--------------------------------------------------------------------------------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
         Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

         The above signed acknowledges receipt from Orleans Homebuilders, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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